Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities and Exchange Commission

Date of Report (Date of earliest event reported): March 2, 2004.

Air-Q Wi-Fi Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-19961	01-0623010
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

5555 Hilton Avenue, Suite 207, Baton Rouge, Louisiana 70808
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (225) 923-1034

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Form 8-K
Air-Q Wi-Fi Corporation

Item 5. Other Events and Regulation FD Disclosure.
Sale of Equity Securities

On March 2, 2004, we entered into a securities purchase agreement with Claymore Asset Management Ltd., a Turks and Caicos Islands corporation. Under this agreement, in consideration of $500,000 in cash, we issued 500,000 shares of our $.001 par value Series A preferred stock, 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $3.50 per share and 250,000 warrants to purchase 250,000 shares of our common stock at an exercise price of $4.50 per share. The shares of Series A preferred stock are convertible into a total of 100,000 shares of our common stock. The shares of common stock underlying the Series A preferred stock and the warrants possesses certain demand registration rights.

Description of Series A Preferred Stock

Pursuant to a Certificate of Designation, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Air-Q Wi-fi Corporation to Be Designated Series “A” Preferred Stock, a copy of which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by this reference, filed by us on March 2, 2004, we have the authority to issue up to 1,000,000 shares of Series A preferred stock. The following is a brief summary of important rights and preferences of our Series A preferred stock.

Dividends
Holders of Series A preferred stock are entitled to receive a cash dividend at the rate of 6% per annum, payable annually, with cumulative rights.
Voting Rights

Each holder of outstanding shares of Series A preferred stock is entitled to the number of votes equal to the number of whole shares of our common stock into which the shares of Series A preferred stock held by such holder are then convertible at each meeting of our shareholders with respect to any and all matters presented to our shareholders for their action or consideration.

In addition, until such time as fewer than 25% of the maximum number of shares of Series A preferred stock which shall ever have been issued by us shall remain outstanding, we may not, without first obtaining the affirmative vote of the holders of not less than a majority of the outstanding shares of Series A preferred stock: (i) amend, alter or repeal any provision of our certificate of incorporation; (ii) increase of decrease (other than by redemption or conversion) the authorized number of shares of Series A preferred stock; (iii) (1) authorize any shares of capital stock or any bonds, debentures, notes or other obligations convertible into or exchangeable into for or having rights to purchase, any shares of our capital stock having any preference or priority as to the right to receive any dividends or amounts distributable upon a liquidating event, or having redemption payments superior to, or on a parity with, any such preference or priority of Series A preferred stock or (2) reclassify any common stock into shares of our capital stock having any preference or priority as to the right to receive any dividends or amounts distributable upon a liquidating event, or have redemption payments superior to, or on parity with, any preference or priority of Series A preferred stock; or (iv) merge or consolidate into or with any other corporation or other entity, liquidate, dissolve or wind or sell all or substantially all of our assets.

Cumulative Rights

As long as any share of our Series A preferred stock is outstanding, no dividend, whether in cash or property, will be paid or declared, nor any distribution made, on any of the shares of our common stock, nor any shares of our common stock purchased, unless and until all dividends on the shares of Series A preferred stock for all past dividend periods and for the then-current period shall have been paid.

Liquidation Preference

In the event of any voluntary or involuntary dissolution, liquidation or winding up of our affairs, then, before any distribution or payment shall be made to the holders of the shares of our common stock, the holders of the shares of Series A preferred stock are entitled to be paid in full an amount equal to $1.00 per share, together with accrued dividends to such distribution payment date, whether or not earned or declared.

Conversion Rights

The holder of any shares of our Series A preferred stock shall have the right, at such holder’s option, at any time or from time to time following the one hundred eightieth day from issue, to convert each such share of our Series A preferred stock into one-fifth (.20) of one share of our common stock.

Redemption

At the option of our board of directors, we may, at any time after one year from issue, redeem the whole, or any part, of the shares of our Series A preferred stock outstanding by paying in cash therefor the sum of $2.00 per share, plus all dividends accrued, unpaid and accumulated thereon.

Description of $3.50 Warrants

Pursuant to our agreement with Claymore Asset Management, we issued 250,000 warrants to purchase 250,000 shares of our common stock, at an exercise price of $3.50 per share. These warrants expire on March 1, 2007.

Description of $4.50 Warrants

Pursuant to our agreement with Claymore Asset Management, we issued 250,000 warrants to purchase 250,000 shares of our common stock, at an exercise price of $4.50 per share. These warrants expire on March 1, 2007.

Description of Registration Rights

Pursuant to our agreement with Claymore Asset Management, we entered into a registration rights letter agreement. Under this registration rights agreement, Claymore Asset Management may, on one occasion prior to March 1, 2005, the registration of all of the shares of our common stock underlying the Series A preferred stock and warrants issued to Claymore Asset Management. However, Claymore Asset Management has no right to demand the registration of such shares in our currently pending registration statement on Form S-1 (SEC File No. 333-109466).

Press Release
On March 3, 2004, we issued the press release reproduced below:
Air-Q Wi-Fi Secures $2.5 Million Funding Agreement
$500,000 Immediate Cash Infusion to Support Hotspot “Footprint” Growth

Baton Rouge, LA – March 3, 2004 – Air-Q Wi-Fi Corporation (OTCBB: AQWF), a Wi-Fi (wireless fidelity) Internet access provider, announced today that it had entered into a funding agreement with a private investor. Under the funding agreement, Air-Q sold units of preferred stock and warrants for an immediate cash investment of $500,000. The warrants, if exercised, would provide $2 million in cash to Air-Q. Air-Q intends to file a Current Report on 8-K with respect to this transaction in the near future.

About Air-Q Wi-Fi Corporation

Air-Q Wi-Fi Corporation is a development-stage company that develops and operates wireless Internet access systems. Its first Wi-Fi Internet access system is located in Baton Rouge, LA, and its second Wi-Fi system is located in Phoenix, AZ. Air-Q's "Wi-Fi" (hotspot) Internet access system operates on a platform comprised of Wi-Fi standard equipment that has been configured in a proprietary manner. The term "Wi-Fi" (wireless fidelity) refers to an industry standard for wireless equipment that meets published 802.11(x) standards. Wi- Fi equipment operates in unlicensed spectra, such as 2.4 and 5.8 Ghz. Air-Q's business plan focuses on the marketing of its wireless Internet access services to businesses and residential customers, as well as to visitors to its markets with Wi-Fi compatible laptop computers and other wireless devices.

Forward-Looking Statements

Certain statements in these interviews and news releases may constitute "forward looking" statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Such forward looking statements involve risk, uncertainties, and other factors, which may cause the actual results, performance, or achievement expressed or implied by such forward looking statements to differ materially from the forward looking statements. Certain statements contained in the interviews are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve numerous risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of Air-Q’s products and services and markets for such products and services, the timing and level of customer orders, competitive products and service, changes in economic conditions and other risks and uncertainties. Although Air-Q believes the statements are reasonable, they can give no assurance that such expectations will prove correct. Air-Q caution that any forward-looking statements contained herein are not a guarantee of future performance and that actual results may differ materially.

Contact: Air-Q Wi-Fi Corporation, Baton Rouge; David Loflin, 225-923-1034; dloflin@air-q.com
* * * * END OF PRESS RELEASE * * * *

Item 7. Financial Statements and Exhibits.
(a)	Exhibits:
Exhibit No.	Description
3.1	Certificate of Designation, Voting Powers, Preferences and Rights of the Series of the Preferred Stock of Air-Q Wi-fi Corporation to Be Designated Series “A” Preferred Stock.
10.1	Securities Purchase Agreement between Registrant and Claymore Asset Management Ltd., dated as of March 2, 2004.
10.2	$3.50 Warrant Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
10.3	$4.50 Warrant Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.
10.4	Registration Rights Letter Agreement between Registrant and Claymore Asset Management Ltd., dated March 2, 2004.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunder duly authorized.

Dated: March 3, 2004.	AIR-Q WI-FI CORPORATION

By:	/s/ DAVID LOFLIN
David Loflin President